EXHIBIT 23.2

DEGOLYER AND MACNAUGHTON
4925 Greenville Avenue, Suite 400
One Energy Square
Dallas, Texas 75206
September 14, 2006

EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002

Gentlemen:

In connection with the Registration Statement on Form S-3 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about September 15, 2006, we hereby consent to the incorporation in said Registration Statement of the references to our firm and of the opinions delivered to EOG Resources, Inc. (the Company) regarding our comparison of estimates prepared by us with those furnished to us by EOG of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by EOG in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in EOG's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the United States Securities and Exchange Commission (SEC) on or about February 23, 2006. The opinions are contained in our letter reports dated March 1, 2004, January 28, 2005, and January 30, 2006 for estimates as of December 31, 2003, December 31, 2004 and December 31, 2005, respectively.

                                                  Very truly yours,

                                                  DeGOLYER and MacNAUGHTON